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                                                                 Exhibit 10(xx)


                             LOCKHEED CORPORATION

                         RETIREMENT PLAN FOR DIRECTORS

                           EFFECTIVE JANUARY 1, 1987

                       AS AMENDED AS OF AUGUST 23, 1995


                                  I.  Purpose
                                  --  -------

     The purpose of this plan shall be to provide recognition and retirement compensation to eligible members of the Board of Directors ("Board") of Lockheed Corporation ("Company") to facilitate the Company's ability to attract, retain, and reward members of its Board.

                               II.  Eligibility
                               ---  -----------

     Eligibility in this plan shall be limited to members of the Board who are not employees of the Company who have at least five years of total service on the Board as a director, and who resign or retire from the Board, or if such director has also served on the Board of Lockheed Martin Corporation (the "Lockheed Martin Board"), from the Lockheed Martin Board, in good standing. Notwithstanding the foregoing, members of the Board on March 14, 1995 with less than five years of service shall be eligible to receive benefits under this plan.

                            III.  Amount of Benefit
                            ----  -----------------

     Each eligible director shall be entitled to an annual retirement benefit which shall be equal to the annual retainer fee for directors as in effect at the time of the eligible director's resignation, retirement or other cessation of service as a member of the Board. For purposes of this calculation the annual retainer fee shall include any annual amount automatically deposited in a trust for the purpose of purchasing the Corporation's stock in accordance with the Deferred Compensation Plan for Directors of Lockheed Corporation. This benefit shall be paid as provided in Article IV. No additional amount shall be paid under this Plan for service on any of the committees of the

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Board or for service on the Lockheed Martin Board, nor shall interest be paid on these amounts.

                  IV.  Commencement and Duration of Benefits
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     A.  Monthly Payments.
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     Unless a lump sum payment is elected pursuant to paragraph B, benefit payments will begin in the January following the date on which an eligible director leaves the Board or the date on which an eligible director leaves the Lockheed Martin Board (for purposes of this Plan, the later of such dates shall be the date the eligible director "Retires" or the date of the eligible director's "Retirement"). Benefits will be paid each succeeding year, in January, and will be paid for a period equal to the number of years that the eligible director served as an outside director of the Company, provided such director, or spouse thereof, survives for such period. Fractional years of service will be rounded up to the next higher whole year. In no event shall the payment period exceed twenty (20) years. Upon the death of the eligible director, any remaining retirement benefits under this plan will be paid to his or her spouse according to the same payment schedule as set forth above. If there is no spouse living at the time of death of the eligible director, no further payments will be made.

     B.  Lump Sum Payment Option.
         ------------------------

     In lieu of receipt of annual payments under paragraph A above, an eligible director may irrevocably elect to receive in a single lump sum payment an amount which is the actuarial equivalent of the annual benefits described in paragraph A. The actuarial equivalent shall be computed using the interest rate which is one percent (1%) above the rate which would be used by the Pension Benefit Guaranty Corporation to determine the present value of an immediate lump sum distribution on termination of a pension plan, as in effect on January 1 of the year in which monthly payments would otherwise begin under this Plan, and the Lockheed Mortality Tables. The election must be made within the sixty (60) day period preceding the director's Retirement by filing a written election with the Company's Secretary. Payment will be made to the eligible director six (6) months following

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the date annual payments would otherwise begin pursuant to paragraph A.

     If a director who elects a lump sum payment should die after Retirement but before the lump sum payment date, the lump sum benefit will be paid on the lump sum payment date to the director's spouse. If the spouse is not living on the lump sum payment date, no payment will be made.

     C.  Death While a Board Member.
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     If the eligible director should die while still a member of the Board or the Lockheed Martin Board, the spouse will receive 100% of the benefit to which the director would have been entitled had the director resigned on the date he or she died. Annual payments will commence to the spouse as of the date on which the eligible director would have become entitled to receive payments. In lieu of receiving annual payments, the surviving spouse may irrevocably elect within sixty (60) days of the director's death to receive an actuarially equivalent lump sum payment, calculated in accordance with paragraph B, payable six (6) months after the date annual payments to the spouse would otherwise begin. If the spouse is not living at the time benefits become payable, no payment will be made.

     D.  Involuntary Termination of Director Status.
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     If an eligible director's status as a Member of the Board or the
Lockheed Martin Board is involuntarily terminated other than by death within thirty (30) calendar days following such involuntary change in status there shall be paid to such director an actuarially equivalent lump sum payment, calculated in accordance with paragraph B, of the Director's retirement benefit.

     E.  Directors Retired Prior to August 23, 1995.
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     Directors who have retired prior to August 23, 1995 and who are currently receiving monthly benefits will continue to receive monthly benefits through December, 1995. Annual payments to such former directors will begin in January, 1996.

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     Directors who have retired prior to August 23, 1995 and who are in the six month waiting period described in paragraph B above will receive their previously elected lump sum benefit as scheduled.

     Directors who have retired prior to August 23, 1995 but are not yet receiving benefits because they have not attained age 65 may, within the last 60 days of 1995, make an election under paragraph B to receive a lump sum payment in July, 1996. In the absence of such an election, annual payments to such former directors will begin in January 1996.

                              V.  Administration
                              --  --------------

     The Salary Board of the Company, or the Vice President of Human
Resources, if authorized to act on its behalf, shall have full and final authority to interpret this plan to make determinations which they believe advisable for the administration of the plan, to approve ministerial changes or amendments to the plan, to interpret plan provisions, and to approve changes as may from time to time be required by law or regulation. All decisions and determinations by the Salary Board shall be final and binding upon all parties.

     If any person entitled to payments under this plan is, in the opinion of the Salary Board or its designee, incapacitated and unable to use such payments in his or her own best interest, the Salary Board or its designee may direct that payments (or any portion) be made to that person's legal guardian or conservator, or that person's spouse, as an alternative to the payment to the person unable to use the payments. The Salary Board or its designee shall have no obligation to supervise the use of such payments, and court-appointed guardianship or conservatorship may be required.

     This Plan shall be governed by the laws of the State of Delaware.

                                  VI.   TRUST
                                  ---   -----

     Although the Plan is an unfunded plan, the Company has established a trust (the "Trust") pursuant to a trust agreement

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dated December 22, 1994 by and between the Company and J. P. Morgan California to hold assets, subject to the claims of the Company's creditors in the event of its insolvency, to pay benefits under this Plan. The Company shall no later than nine months following the close of its fiscal year make contributions to the Trust in an amount sufficient, when added to the then principal of the Trust and after consideration of benefits to be paid pursuant to other plans covered by the Trust, to equal the present value of benefits which have accrued under the Plan during the preceding fiscal year, as such amount is determined by an independent actuary.

                    VII.  AMENDMENT OR TERMINATION OF PLAN
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     The Board shall have the right to amend or terminate this Plan at any time. In the event of Plan amendment or termination, the Plan benefit payable on account of a retired or deceased director shall not be impaired, and the Plan benefit of other directors shall not be less than the benefit to which each such director would have been entitled if he or she had retired immediately prior to such amendment or termination of the Plan.

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